APPOINTMENT OF SUCCESSOR RIGHTS AGENT

     This Appointment of Successor Rights Agent (this "Agreement") is dated as of December 15, 2000, by and among Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) ("Mellon"), LaSalle Bank National Association ("LaSalle"), and Longview Fibre Company (the "Company").

                                 RECITALS

     WHEREAS, Mellon is acting "Rights Agent," as that term is defined in that certain Rights Agreement dated as of March 1, 1999 (the "Rights Agreement"), for the Company;

     WHEREAS, pursuant to Section 21 of the Rights Agreement, this Agreement constitutes written notice by the Company to Mellon of its intent to discharge Mellon of its duties under the Rights Agreement and to appoint LaSalle as successor Rights Agent;

     WHEREAS, LaSalle has agreed to act as successor Rights Agent under the Rights Agreement;

     NOW, THEREFORE, the parties hereby agree as follows:

1.1 Waiver of Notice. By virtue of its signature below, Mellon expressly waives any right it may have under Section 21 of the Rights Agreement to receive thirty (30) days written notice from the Company of Mellon's removal as Rights Agent.

1.2 Representations and Warranties. Pursuant to Section 21 of the Rights Agreement, LaSalle represents and warrants that it is an association organized and doing business under the laws of the United States, is in good standing, has an office in a state of the United States, is subject to supervision by federal or a state authority and has a combined capital and surplus of at least $50,000,000.

1.3 Acceptance of Appointment; No Further Action. LaSalle accepts the appointment by the Company as successor Rights Agent under the Rights Agreement. LaSalle, as successor Rights Agent, shall forthwith act as successor Rights Agent under the Rights Agreement without further act or deed and shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent.

1.4 Transfer of Property. Mellon shall promptly deliver and transfer to LaSalle any property held by it under the Rights Agreement and shall execute and deliver any further assurance, conveyance, act or deed necessary for that purpose.

1.5 Notice.  Pursuant to Section 21 of the Rights Agreement, this
Agreement shall constitute notice to Mellon, as predecessor Rights Agent, and LaSalle, as transfer agent, of the appointment of LaSalle as successor Rights Agent.

1.6 Supplement to Rights Agreement.  Pursuant to Section 28 of the
Rights Agreement, this Agreement shall be deemed a supplement to the Rights Agreement and shall be incorporated as such into and made part of the Rights Agreement. The Company hereby certifies that this supplement is in compliance with the terms of Section 28 of the Rights Agreement.


1.7 Successor. Pursuant to Section 29 of the Rights Agreement, all the covenants and provisions of the Rights Agreement by or for the benefit of the Rights Agent shall bind and inure to the benefit of LaSalle, as successor Rights Agent.


1.8 Counterparts; Facsimile. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which is an original but all of which together shall constitute one Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

1.9 Further Assurances. The parties shall cooperate fully with each other and take all further actions and execute all further documents as may from time to time be reasonably necessary to carry out the purposes of this Agreement and the Rights Agreement.

1.10 Governing Law. This Agreement is being entered into in the State of Washington. This Agreement shall be governed by the internal laws (and not the conflict of laws rules) of the State of Washington; provided, however, that all provisions regarding the rights, duties and obligations of Mellon shall be governed by and construed in accordance with the laws of the State of New York applicable to the contracts made and to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                   LONGVIEW FIBRE COMPANY

                                   By:     /s/  L. J. Holbrook
                                   Title:	 Senior Vice President-Finance


                                   MELLON INVESTOR SERVICES LLC

                                   By:     /s/  Asa Drew
                                   Title:	 Assistant Vice President


                                   LASALLE BANK, NATIONAL
                                   ASSOCIATION

                                   By:     /s/  G. Malatia
                                   Title:  First Vice President